UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to §240.14a-12

OVERSEAS SHIPHOLDING GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Overseas Shipholding Group, Inc. (the “Company”) issued the following press release on May 19, 2021 regarding its Annual Meeting of Stockholders to be held on May 27, 2021. Identical information has been posted on the Investor Relations portion of the Company’s website, at www.osg.com.

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Overseas Shipholding Group, Inc.

Overseas Shipholding Group

Announces Annual Meeting of Stockholders Remote Participation

Tampa, FL – May 19, 2021 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) announces that its Annual Meeting of Stockholders will be held virtually on Thursday, May 27, 2021 at 10:00 a.m. Eastern Time (“ET”). Any stockholder wishing to participate in the Annual Meeting may do so by means of remote communication. The Company determined to hold its meeting virtually due to continuing concerns relating to the COVID-19 pandemic.

To participate in the Annual Meeting of Stockholders remotely, dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call. Stockholders and other interested parties can listen to a live webcast of the Meeting from the Investor Relations section of the Company’s website at www.osg.com. Stockholders can ask questions by using the call in option. The call is hosted by Chorus Call with a moderator who will provide instructions on how to ask a question when the Q&A section of the meeting is set to begin. If you are having technical difficulties in joining the meeting, you should email investor-relations@osg.com and someone will be available to assist.

As noted in our Proxy Statement for the Meeting, it is possible to vote by telephone or over the Internet, and we urge you to vote as soon as possible by either of these methods. A stockholder who wishes to vote on the date of the Annual Meeting or who wishes to change his or her vote may do so by sending an email to Investor-relations@osg.com and attaching either your proxy card or your voting instruction form, and the legal proxy provided by your bank, broker or other nominee. Your email must be submitted by 10:10 a.m. ET on Thursday, May 27, 2021. This information is necessary in order for your vote to be validated and counted.

An audio replay of the Annual Meeting of Stockholders will be available starting at 11:30 a.m. ET on Thursday, May 27, 2021 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers and entering Access Code 10154244.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATB, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates two Marshall Islands flagged MR tankers which trade internationally.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Investor Relations & Media Contact:
Susan Allan, Overseas Shipholding Group, Inc.
(813) 209-0620
sallan@osg.com

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